Exhibit 23.1

                                          Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of TFC Enterprises, Inc. for the registration of 1,135,280 shares of its common stock and to the incorporation by reference therein of our reports dated February 12, 1998, with respect to the consolidated financial statements and schedule of TFC Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG, LLP


Washington, D.C.
April 20, 1998